FIRST TRUST
                       120 EAST LIBERTY DRIVE, SUITE 400
                            WHEATON, ILLINOIS 60187



June 13, 2018

Dear Shareholders:

I am pleased to announce that the Board of Trustees (the "Board") of First Trust Exchange-Traded Fund VI (the "Trust"), on behalf of International Multi-Asset Diversified Income Index Fund (Nasdaq: YDIV) (the "Fund"), has approved changes to the Fund's investment objective. On or around August 29, 2018, the Fund will seek investment results that correspond generally to the price and yield (before the Fund's fees and expenses) of an index called the S&P International Dividend Aristocrats Index (the "New Index") and normally will invest at least 90% of its net assets (including investment borrowings) in securities comprising the New Index. The New Index will be developed, maintained and sponsored by S&P Opco, LLC ("S&P").

The Board of the Trust also approved a reduction in the annual management fee payable by the Fund to First Trust Advisors L.P. ("FTA"), the Fund's investment adviser, from 0.70% of the Fund's average daily net assets to 0.60% of the Fund's average daily net assets. FTA will manage the investment of the Fund's assets and will be responsible for the Fund's expenses, including the cost of transfer agency, custody, fund administration, licensing fees, legal, audit and other services, but excluding fee payments under the Investment Management Agreement, interest, taxes, brokerage commissions and other expenses connected with the execution of portfolio transactions, distribution and service fees related to a Rule 12b-1 plan, if any, acquired fund fees and expenses, and extraordinary expenses, which are paid by the Fund. The reduction in the management fee will have no effect on the services provided to the Fund by FTA and will be effective on or around August 29, 2018. It is also anticipated that on or around August 29, 2018, the Fund will change its name to First Trust S&P International Dividend Aristocrats ETF. The Fund will continue to list and trade its shares on Nasdaq under the ticker symbol YDIV until August 29, 2018, at which time the Fund will list and trade its shares on the Nasdaq Stock Market LLC under the ticker symbol "FID." The Fund will obtain a new CUSIP and other identifiers.

The New Index is designed to provide broad international (excluding the United States) equity exposure to the 80 securities in the S&P Global Broad Market Index that exhibit high levels of income by growing or maintaining a consistent dividend over a long time horizon.

FTA has served as the Fund's investment manager since the Fund's inception. FTA, along with its affiliate, First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management and financial advisory services, with collective assets under management or supervision of approximately $126 billion as of May 31, 2018 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts.

The Fund's daily closing New York Stock Exchange price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling 1-800-988-5891.

Sincerely,

/s/ James A. Bowen

James A. Bowen, Chief Executive Officer of FTA

                                  FIRST TRUST
                       120 EAST LIBERTY DRIVE, SUITE 400
                            WHEATON, ILLINOIS 60187


June 13, 2018

Dear Shareholders:

I am pleased to announce that the Board of Trustees (the "Board") of First Trust Exchange-Traded Fund VI (the "Trust"), on behalf of First Trust RBA Quality Income ETF (Nasdaq: QINC) (the "Fund"), has approved changes to the Fund's investment objective. On or around September 5, 2018, the Fund will seek investment results that correspond generally to the price and yield (before the Fund's fees and expenses) of an index called the Nasdaq Dorsey Wright Momentum + Yield Index (the "New Index") and will normally invest at least 90% of its net assets (including investment borrowings) in securities comprising the New Index. The New Index will be developed, maintained and sponsored by the Nasdaq Stock Market, LLC ("Nasdaq").

The Board of the Trust also approved a reduction in the annual management fee payable by the Fund to First Trust Advisors L.P. ("FTA"), the Fund's investment adviser, from 0.70% of the Fund's average daily net assets to 0.60% of the Fund's average daily net assets. FTA will manage the investment of the Fund's assets and will be responsible for the Fund's expenses, including the cost of transfer agency, custody, fund administration, licensing fees, legal, audit and other services, but excluding fee payments under the Investment Management Agreement, interest, taxes, brokerage commissions and other expenses connected with the execution of portfolio transactions, distribution and service fees related to a Rule 12b-1 plan, if any, acquired fund fees and expenses, and extraordinary expenses, which are paid by the Fund. The reduction in the management fee will have no effect on the services provided to the Fund by FTA and will be effective on or around September 5, 2018. It is also anticipated that on or around September 5, 2018, the Fund will change its name to First Trust Dorsey Wright Momentum & Dividend ETF. The Fund will continue to list and trade its shares on the Nasdaq Stock Market LLC under the ticker symbol QINC until September 5, 2018, at which time the Fund will list and trade its shares under the ticker symbol "DDIV." The Fund will obtain a new CUSIP and other identifiers.

The New Index is designed to provide U.S. equity exposure to the 50 securities in the NASDAQ U.S. Mid Large Index that provide a high level of dividend income. The New Index is a rules-based equity index designed to track the overall performance of the 50 stocks with the highest dividend yield comprising the NASDAQ U.S. Mid Large Index that still maintain high levels of "relative strength."

FTA has served as the Fund's investment manager since the Fund's inception. FTA, along with its affiliate, First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management and financial advisory services, with collective assets under management or supervision of approximately $126 billion as of May 31, 2018 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts.

The Fund's daily closing New York Stock Exchange price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling 1-800-988-5891.

Sincerely,

/s/ James A. Bowen

James A. Bowen, Chief Executive Officer of FTA